UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 25, 2007 (July 23, 2007)

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Commercial Metals Signs Agreement to Acquire Croatian Mill
     On July 23, 2007, Commercial Metals Company (the “Company”) issued a press release announcing that its Swiss subsidiary, Commercial Metals International AG, has signed a definitive purchase agreement with the Croatian government to acquire Valjaonica Cijevi Sisak (“Sisak”). Sisak is an electric arc furnace-based steel pipe company with a pipe making capacity of about 305,000 metric tons annually.
     The Company will pay HRK 37 million for the shares (about U.S. $7 million), assume debt of over HRK 200 million (about U.S. $41 million), invest about U.S. $40 million in capital expenditures and increase working capital by approximately U.S. $39 million. The Company also has committed to retaining the employees of Sisak for a period of three years. The purchase agreement is subject to closing conditions which are expected to be met within the next sixty days.
     A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Commercial Metals Company’s Polish Subsidiary to Install New Flexible Medium Section Rolling Mill
     On July 25, 2007, the Company issued a press release announcing that CMC Zawiercie S.A. (“CMCZ”), the Company’s steel minimill located in Zawiercie, Poland, will install a new rolling mill at an estimated cost of $170 million. The new mill, designed to allow efficient and flexible production of an increased medium section product range, will complement the facility’s existing rolling mill dedicated primarily to rebar production. The mill will have a rolling capacity of approximately 650,000 metric tons of rebar, merchant bar and wire rod. The new mill, expected to be commissioned during the summer of 2009, is in addition to CMCZ’s second existing rolling mill dedicated to wire rod production and the previously announced wire rod block currently under installation.
     A copy of the press release is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference. The information in this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibits are furnished with this Form 8-K.
99.1 Press Release, dated July 23, 2007.
99.2 Press Release, dated July 25, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: July 25, 2007
	By:	/s/ William B. Larson
	Name:	William B. Larson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 23, 2007.
99.2	Press Release, dated July 25, 2007.